United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2006
(Date of Report)

China 3C Group
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China		310014

(Address of principal executive offices)		(Zip Code)

 086-0571-88381700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2006 the Board of Directors appointed Kenneth T. Berents to serve as a member of the Board of Directors of the Company. Mr. Berents does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Berents and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Berents (or any member of his immediate family) had or is to have a direct or indirect material interest.

Mr. Berents has been named Chairman of the Audit Committee of the Company. The Company entered into an agreement with Mr. Berents whereby Mr. Berents will receive the following compensation for so long as he remains a member of the Board of Directors of the Company:

(a)    Annual salary of Seventy Five Thousand ($75,000) Dollars payable monthly at the beginning of each month that Mr. Berents is a member of the Board of Directors.

(b)    An option grant (Incentive Stock Options - ISO’s) to purchase 50,000 shares of common stock of the Company upon execution of this Agreement and 30,000 (Incentive Stock Options - ISO’s) shares on each anniversary of such date thereafter, provided Mr. Berents is a member of the Board of Directors at such time. The exercise price of the initial grant of 50,000 shares shall be based on the closing price of the common stock of the Company on December 7, 2006 and for each future option grant the closing price of the Company common stock on the anniversary of such date. All option grants will vest upon issuance and will have an exercise period of ten years from date of issuance so long as Mr. Berents is a member of the Board of Directors at such time. In the event that Mr. Berents is no longer a member of the Board of Directors, his exercise period for all vested options will be twenty-four months from the anniversary date of his departure from the Board of Directors.

(c)    $2,500 for each meeting of the board of Directors that Mr. Berents attends.

(d)    $2,000 for each meeting of a committee of the board of Directors that Mr. Berents attends.

(e)    $5,000 if he is named the Chairman of any committee of the board of Directors of the Company, at the time he named Chairman.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

10.1	Board of Directors Agreement, dated December 8, 2006, among China 3C Group and Kenneth T. Berents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2006	China 3C Group

/s/ Xiang Ma
Xiang Ma
President